Exhibit 23.1

GRANT THORNTON

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 11, 2008, accompanying the consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting included in the Annual Report of Community Bancorp on Form 10-K for the year ended December 31, 2007. We hereby consent to the incorporation by reference of said reports in the Registration Statement of Community Bancorp on Form S-8 (File No. 333-126602).

/s/ GRANT THORNTON LLP

Woodland Hills, California
March 11, 2008